Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Putnam High Yield Fund

We consent to the use of our report dated January 10, 2020, with respect to the financial statements of Putnam High Yield Fund, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 24, 2021